Exhibit 99.1

The Middleby Corporation Reports Record Second Quarter Results

  Revenue of $1,040 million, a 3% increase year over year
  Diluted Earnings per share of $2.16 and adjusted net earnings per share of $2.47, an increase of 11% year over year
  Adjusted EBITDA of $229 million, a 9% increase year over year
  Profitability grew to an organic adjusted EBITDA margin of 22.0% compared to 20.7% in the prior year
  Completed the acquisitions of Blue Sparq and Filtration Automation

ELGIN, Ill.--(BUSINESS WIRE)--August 3, 2023--The Middleby Corporation (NASDAQ: MIDD), a leading worldwide manufacturer of equipment for the commercial foodservice, food processing, and residential kitchen industries, today reported net earnings for the second quarter of 2023.

“We delivered solid results with top line growth and margin expansion at our Commercial Foodservice and Food Processing segments. We continue to execute toward our long-term growth and profitability targets at our Residential business, while managing the near-term headwinds from challenging housing market conditions. Inventory de-stocking affected the quarter at both our Commercial and Residential businesses and is expected to continue into the second half, with a lessening impact in the later part of the year. We continue to see strong underlying demand and a robust pipeline of new opportunities with our Commercial Foodservice and Food Processing customers adopting our latest innovations. Early signs of improvement in certain Residential categories are emerging as market conditions begin to stabilize and we are well-positioned for growth with the many exciting new products across our brand portfolio as the market returns,” said Tim FitzGerald, CEO of The Middleby Corporation.

2023 Second Quarter Financial Results

  Net sales increased 2.6% in the second quarter over the comparative prior year period. Excluding the impacts of acquisitions and foreign exchange rates, sales decreased 2.3% in the second quarter over the comparative prior year period.
  Organic net sales (a non-GAAP measure) increases were reported for the Commercial Foodservice and Food Processing segments in the second quarter of 2023. A reconciliation of reported net sales by segment is as follows:
	Commercial Foodservice	Residential Kitchen	Food Processing	Total Company
Reported Net Sales Growth	6.5%	(26.6)%	48.2%	2.6%
Acquisitions	3.8%	—%	21.0%	4.9%
Foreign Exchange Rates	(0.2)%	0.2%	0.5%	—%
Organic Net Sales Growth (1) (2)	2.9%	(26.8)%	26.7%	(2.3)%
(1) Organic net sales growth defined as total sales growth excluding impact of acquisitions and foreign exchange rates
(2) Totals may be impacted by rounding
  Adjusted EBITDA (a non-GAAP measure) was $228.7 million in the second quarter compared to $210.2 million in the prior year.

A reconciliation of organic adjusted EBITDA (a non-GAAP measure) by segment is as follows:

	Commercial Foodservice	Residential Kitchen	Food Processing	Total Company
Adjusted EBITDA	27.7%	13.9%	21.9%	22.0%
Acquisitions	(0.3)%	—%	0.2%	—%
Foreign Exchange Rates	—%	0.1%	—%	—%
Organic Adjusted EBITDA (1) (2)	28.1%	13.8%	21.7%	22.0%
(1) Organic Adjusted EBITDA defined as Adjusted EBITDA excluding impact of acquisitions and foreign exchange rates.
(2) Totals may be impacted by rounding
  Foreign exchange losses were approximately $1.3 million in the second quarter, which negatively impacted adjusted earnings per share by $0.02.
  Operating cash flows for the first half of the year amounted to $154.0 million in comparison to $89.5 million in the prior year period. Capital Expenditures for the first six months amount to $48.3 million supporting critical strategic investments driving operating efficiencies, new product launches and growth initiatives.
  Net debt, defined as debt excluding the unamortized discount associated with the Convertible Notes less cash, at the end of the 2023 fiscal second quarter and at the end of fiscal 2022 amounted to $2.6 billion. Our borrowing availability at the end of the second quarter was approximately $2.3 billion.
  The total leverage ratio per our credit agreements was 2.9x. The trailing twelve month bank agreement pro-forma EBITDA was $911.3 million.

"We are excited to have recently completed the acquisitions of Blue Sparq, Filtration Automation and Trade-Wind, further extending complementary product offerings and innovations across our three foodservice segments,” said Mr. FitzGerald. “Blue Sparq significantly enhances our software development capabilities and provides us with controls manufacturing as we accelerate our digital product strategy. We are excited with the many customer opportunities across our brand portfolio that Blue Sparq has immediately engaged, accelerating our pace of innovation and launch to market. The Filtration Automation patented oil filtration systems provide for significant reduction in operating costs and improved food quality. This oil filtration system complements our existing frying equipment offering and enables us to bring to market an industry leading integrated customer solution.” Mr. FitzGerald continued, “We are pleased to have also completed the acquisition of Trade-Wind, a leader in the design of custom ventilation for the residential market. We have been partnered with Trade-Wind in developing complementary customer offerings with many of our cooking brands over the past year. This addition allows us to seamlessly work together as we launch exciting new designs into the marketplace,” concluded Mr. FitzGerald.

Conference Call

The company has scheduled a conference call to discuss the second quarter results at 11 a.m. Eastern/10 a.m. Central Time on August 3rd. The conference call is accessible through the Investor Relations section of the company website at www.middleby.com. If website access is not available, attendees can join the conference by dialing (833) 630-1956 or (412) 317-1837 and ask to join the Middleby conference call. The conference call will be available for replay from the company’s website.

Statements in this press release or otherwise attributable to the company regarding the company's business which are not historical facts are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The company cautions investors that such statements are estimates of future performance and are highly dependent upon a variety of important factors that could cause actual results to differ materially from such statements. Such factors include variability in financing costs; quarterly variations in operating results; dependence on key customers; international exposure; foreign exchange and political risks affecting international sales; changing market conditions; the impact of competitive products and pricing; the timely development and market acceptance of the company's products; the availability and cost of raw materials; and other risks detailed herein and from time-to-time in the company's SEC filings. Any forward-looking statement speaks only as of the date hereof, and the company does not undertake any obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as required by law.

The Middleby Corporation is a global leader in the foodservice industry. The company develops and manufactures a broad line of solutions used in commercial foodservice, food processing, and residential kitchens. Supporting the company’s pursuit of the most sophisticated innovation, state-of-the-art Middleby Innovation Kitchens and Residential Showrooms showcase and demonstrates the most advanced Middleby solutions. In 2022 Middleby was named a World’s Best Employer by Forbes and is a proud philanthropic partner to organizations addressing food insecurity.

THE MIDDLEBY CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS
(Amounts in 000’s, Except Per Share Information)
(Unaudited)

	Three Months Ended		Six Months Ended
	2nd Qtr, 2023	2nd Qtr, 2022	2nd Qtr, 2023	2nd Qtr, 2022
Net sales	$1,039,982	$1,013,601	$2,047,378	$2,008,277
Cost of sales	646,746	652,859	1,275,407	1,317,025

Gross profit	393,236	360,742	771,971	691,252

Selling, general and administrative expenses	203,521	189,486	418,928	395,557
Restructuring expenses	4,944	4,029	7,250	5,904
Income from operations	184,771	167,227	345,793	289,791

Interest expense and deferred financing amortization, net	31,529	20,842	60,991	38,496
Net periodic pension benefit (other than service costs & curtailment)	(2,575)	(10,784)	(4,826)	(22,300)
Other (income) expense, net	(326)	5,888	1,570	9,949

Earnings before income taxes	156,143	151,281	288,058	263,646

Provision for income taxes	39,293	38,033	72,119	64,643

Net earnings	$116,850	$113,248	$215,939	$199,003

Net earnings per share:

Basic	$2.18	$2.10	$4.03	$3.66

Diluted	$2.16	$2.07	$3.98	$3.59

Weighted average number of shares

Basic	53,527	54,033	53,560	54,351

Diluted	54,042	54,654	54,209	55,509

THE MIDDLEBY CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(Amounts in 000’s)
(Unaudited)

	Jul 1, 2023	Dec 31, 2022
ASSETS

Cash and cash equivalents	$157,279	$162,001
Accounts receivable, net	643,405	631,134
Inventories, net	1,082,523	1,077,729
Prepaid expenses and other	132,030	125,640
Prepaid taxes	20,967	9,492
Total current assets	2,036,204	2,005,996

Property, plant and equipment, net	483,064	443,528
Goodwill	2,451,866	2,411,834
Other intangibles, net	1,790,771	1,794,232
Long-term deferred tax assets	8,280	6,738
Other assets	214,573	212,538

Total assets	$6,984,758	$6,874,866

LIABILITIES AND STOCKHOLDERS' EQUITY

Current maturities of long-term debt	$44,250	$45,583
Accounts payable	232,740	271,374
Accrued expenses	601,415	671,327
Total current liabilities	878,405	988,284

Long-term debt	2,687,544	2,676,741
Long-term deferred tax liability	216,220	220,204
Accrued pension benefits	8,482	14,948
Other non-current liabilities	194,581	176,942

Stockholders' equity	2,999,526	2,797,747

Total liabilities and stockholders' equity	$6,984,758	$6,874,866

THE MIDDLEBY CORPORATION
NON-GAAP SEGMENT INFORMATION (UNAUDITED)
(Amounts in 000’s, Except Percentages)

	Commercial Foodservice	Residential Kitchen	Food Processing	Total Company (1)
Three Months Ended July 1, 2023
Net sales	$645,663	$205,571	$188,748	$1,039,982
Segment Operating Income	$156,969	$19,096	$39,324	$184,771
Operating Income % of net sales	24.3%	9.3%	20.8%	17.8%

Depreciation	7,011	3,319	1,889	12,523
Amortization	14,138	2,250	132	16,520
Restructuring expenses	1,129	3,857	(42)	4,944
Acquisition related adjustments	(327)	—	51	(276)
Charitable support to Ukraine	—	—	—	309
Stock compensation	—	—	—	9,898
Segment adjusted EBITDA (2)	$178,920	$28,522	$41,354	$228,689
Adjusted EBITDA % of net sales	27.7%	13.9%	21.9%	22.0%

Three Months Ended July 2, 2022
Net sales	$606,274	$280,009	$127,318	$1,013,601
Segment Operating Income	$137,584	$46,077	$18,308	$167,227
Operating Income % of net sales	22.7%	16.5%	14.4%	16.5%

Depreciation	5,817	3,425	1,332	10,757
Amortization	13,553	1,030	1,905	16,488
Restructuring expenses	820	611	2,598	4,029
Acquisition related adjustments	(3,112)	832	—	(2,280)
Charitable support to Ukraine	—	—	—	798
Stock compensation	—	—	—	13,157
Segment adjusted EBITDA	$154,662	$51,975	$24,143	$210,176
Adjusted EBITDA % of net sales	25.5%	18.6%	19.0%	20.7%

(1) Includes corporate and other general company expenses, which impact Segment Adjusted EBITDA, and amounted to $20.1 million and $20.6 million for the three months ended July 1, 2023 and July 2, 2022, respectively.

(2) Foreign exchange rates negatively impacted Segment Adjusted EBITDA by approximately $0.1 million for the three months ended July 1, 2023.

THE MIDDLEBY CORPORATION
NON-GAAP SEGMENT INFORMATION (UNAUDITED)
(Amounts in 000’s, Except Percentages)

	Commercial Foodservice	Residential Kitchen	Food Processing	Total Company (1)
Six Months Ended July 1, 2023
Net sales	$1,259,598	$425,529	$362,251	$2,047,378
Segment Operating Income	$293,531	$40,282	$74,011	$345,793
Operating Income % of net sales	23.3%	9.5%	20.4%	16.9%

Depreciation	13,177	6,766	3,986	24,500
Amortization	28,946	4,488	4,269	37,703
Restructuring expenses	2,022	5,311	(83)	7,250
Acquisition related adjustments	797	—	51	848
Charitable support to Ukraine	—	—	—	489
Stock compensation	—	—	—	22,130
Segment adjusted EBITDA (2)	$338,473	$56,847	$82,234	$438,713
Adjusted EBITDA % of net sales	26.9%	13.4%	22.7%	21.4%

Six Months Ended July 2, 2022
Net sales	$1,146,292	$611,089	$250,896	$2,008,277
Segment Operating Income	$247,219	$71,023	$38,503	$289,791
Operating Income % of net sales	21.6%	11.6%	15.3%	14.4%

Depreciation	11,656	7,410	2,690	22,129
Amortization	27,044	19,159	3,850	50,053
Restructuring expenses	2,271	998	2,635	5,904
Acquisition related adjustments	(3,092)	15,062	—	11,970
Charitable support to Ukraine	—	—	—	798
Stock compensation	—	—	—	26,880
Segment adjusted EBITDA	$285,098	$113,652	$47,678	$407,525
Adjusted EBITDA % of net sales	24.9%	18.6%	19.0%	20.3%

(1) Includes corporate and other general company expenses, which impact Segment Adjusted EBITDA, and amounted to $38.8 million and $38.9 million for the six months ended July 1, 2023 and July 2, 2022, respectively.

(2) Foreign exchange rates negatively impacted Segment Adjusted EBITDA by approximately $3.0 million for the six months ended July 1, 2023.

THE MIDDLEBY CORPORATION NON-GAAP INFORMATION (UNAUDITED) (Amounts in 000’s, Except Percentages)

	Three Months Ended
	2nd Qtr, 2023		2nd Qtr, 2022
	$	Diluted per share	$	Diluted per share
Net earnings	$116,850	$2.16	$113,248	$2.07
Amortization (1)	18,307	0.34	18,279	0.33
Restructuring expenses	4,944	0.09	4,029	0.07
Acquisition related adjustments	(276)	(0.01)	(2,280)	(0.04)
Net periodic pension benefit (other than service costs & curtailment)	(2,575)	(0.05)	(10,784)	(0.20)
Charitable support to Ukraine	309	0.01	798	0.01
Income tax effect of pre-tax adjustments	(5,219)	(0.10)	(2,521)	(0.05)
Adjustment for shares excluded due to anti-dilution effect on GAAP net earnings (2)	—	0.03	—	0.04
Adjusted net earnings	$132,340	$2.47	$120,769	$2.23

Diluted weighted average number of shares	54,042		54,654
Adjustment for shares excluded due to anti-dilution effect on GAAP net earnings (2)	(510)		(613)
Adjusted diluted weighted average number of shares	53,532		54,041

	Six Months Ended
	2nd Qtr, 2023		2nd Qtr, 2022
	$	Diluted per share	$	Diluted per share
Net earnings	$215,939	$3.98	$199,003	$3.59
Amortization (1)	41,277	0.76	53,649	0.97
Restructuring expenses	7,250	0.13	5,904	0.11
Acquisition related adjustments	848	0.02	11,970	0.22
Net periodic pension benefit (other than service costs & curtailment)	(4,826)	(0.09)	(22,300)	(0.40)
Charitable support to Ukraine	489	0.01	798	0.01
Income tax effect of pre-tax adjustments	(11,260)	(0.21)	(12,255)	(0.22)
Adjustment for shares excluded due to anti-dilution effect on GAAP net earnings (2)	—	0.06	—	0.08
Adjusted net earnings	$249,717	$4.66	$236,769	$4.36

Diluted weighted average number of shares	54,209		55,509
Adjustment for shares excluded due to anti-dilution effect on GAAP net earnings (2)	(645)		(1,151)
Adjusted diluted weighted average number of shares	53,564		54,358

(1) Includes amortization of deferred financing costs and convertible notes issuance costs.

(2) Adjusted diluted weighted average number of shares was calculated based on excluding the dilutive effect of shares to be issued upon conversion of the notes to satisfy the amount in excess of the principal since the company's capped call offsets the dilutive impact of the shares underlying the convertible notes. The calculation of adjusted diluted earnings per share excludes the principal portion of the convertible notes as this will always be settled in cash.

	Three Months Ended		Six Months Ended
	2nd Qtr, 2023	2nd Qtr, 2022	2nd Qtr, 2023	2nd Qtr, 2022
Net Cash Flows Provided By (Used In):
Operating activities	$61,948	$104,802	$153,950	$89,458
Investing activities	(48,816)	(83,133)	(85,266)	(107,259)
Financing activities	(11,858)	9,017	(75,235)	17,738

Free Cash Flow
Cash flow from operating activities	$61,948	$104,802	$153,950	$89,458
Less: Capital expenditures	(22,830)	(17,636)	(48,315)	(32,133)
Free cash flow	$39,118	$87,166	$105,635	$57,325

NON-GAAP FINANCIAL MEASURES

The company supplements its consolidated financial statements presented on a GAAP basis with this non-GAAP financial information to provide investors with greater insight, increase transparency and allow for a more comprehensive understanding of the information used by management in its financial and operational decision-making. The non-GAAP financial measures disclosed by the company should not be considered a substitute for, or superior to, financial measures prepared in accordance with GAAP, and the financial results prepared in accordance with GAAP and reconciliations from these results should be carefully evaluated. In addition, the non-GAAP financial measures included in this press release do not have standard meanings and may vary from similarly titled non-GAAP financial measures used by other companies.

The company believes that organic net sales growth, non-GAAP adjusted segment EBITDA, adjusted net earnings and adjusted diluted per share measures are useful as supplements to its GAAP results of operations to evaluate certain aspects of its operations and financial performance, and its management team primarily focuses on non-GAAP items in evaluating performance for business planning purposes. The company also believes that these measures assist it with comparing its performance between various reporting periods on a consistent basis, as these measures remove from operating results the impact of items that, in its opinion, do not reflect its core operating performance including, for example, intangibles amortization expense, impairment charges, restructuring expenses, and other charges which management considers to be outside core operating results.

The company believes that free cash flow is an important measure of operating performance because it provides management and investors a measure of cash generated from operations that is available for mandatory payment obligations and investment opportunities, such as funding acquisitions, repaying debt and repurchasing our common stock.

The company believes that its presentation of these non-GAAP financial measures is useful because it provides investors and securities analysts with the same information that Middleby uses internally for purposes of assessing its core operating performance.

Contacts

Darcy Bretz, Investor and Public Relations, (847) 429-7756
Bryan Mittelman, Chief Financial Officer, (847) 429-7715